Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of December 5, 2016 (this “Amendment”), is among INFUSYSTEM HOLDINGS, INC., INFUSYSTEM HOLDINGS USA, INC., INFUSYSTEM, INC., FIRST BIOMEDICAL, INC., IFC LLC (collectively, the “Borrowers”), any other Loan Parties party hereto, and JPMORGAN CHASE BANK, N.A. (the “Lender”).

RECITAL

The Borrowers, any other Loan Parties party thereto, and the Lender are parties to a Credit Agreement dated as of March 23, 2015 (as amended or modified from time to time, the “Credit Agreement”). The Borrowers have requested certain waivers and desire to amend the Credit Agreement, all as set forth herein, and the Lender is willing to do so in accordance with the terms hereof. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE 1. WAIVER.

1.1 The Borrowers have informed the Lender that Events of Default have occurred under the Credit Agreement due to (i) breaches of Section 5.01(b) and (c) prior to the date hereof, (ii) the breach of Section 6.12(b) as of March 31, 2016 and (iii) misrepresentations prior to the date hereof in the certification as to the accuracy of the financial statements and compliance certificate delivered pursuant to Section 5.01 due solely to an error related to an overstatement of estimated accounts receivable collections which in turn overstated revenues by an aggregate amount not to exceed $3,300,000 for the period commencing with the fiscal quarter ending March 31, 2015 through the fiscal quarter ending June 30, 2016 (the “Existing Defaults”). The Borrowers have requested that the Lender waive the Existing Defaults.

1.2 Pursuant to such request, and subject to the satisfaction of the conditions to the effectiveness of this Amendment specified in Article 4 hereof, the Lender hereby waives the Existing Defaults as of the applicable times described in Section 1.1 above, but not at any other time. Each Borrower acknowledges and agrees that the waiver contained herein is a limited, specific, and one-time waiver as described above. Such limited waiver shall not modify or waive any other Event of Default or any other term, covenant or agreement contained in the Credit Agreement or in any other Loan Document, and shall not be deemed to have otherwise prejudiced any present or future right or rights which the Lender now has or may have under the Credit Agreement or in any other Loan Document and, in addition, shall not entitle any Borrower to a waiver, amendment, modification or other change to, of or in respect of any provision of Credit Agreement or in any other Loan Document in the future in similar or dissimilar circumstances.

ARTICLE 2. AMENDMENTS TO CREDIT AGREEMENT

Upon the satisfaction of the conditions specified in Article 4 hereof, the Credit Agreement is amended as of the date hereof as follows:

2.1 The following definitions are added to Section 1.01 of the Credit Agreement:

“First Amendment” means the First Amendment to Credit Agreement and Waiver executed in connection with this Agreement by the parties hereto.

“First Amendment Effective Date” means the effective date of the First Amendment.

2.2 The following definitions in Section 1.01 of the Credit Agreement are restated as follows:

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans, and (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any non-recurring fees, cash charges and other cash expenses (including severance costs and prepayment premiums) made or incurred in connection with the Transactions or the Specified Acquisition that are paid or otherwise accounted for within 180 days of the Effective Date in an aggregate amount not to exceed $1,000,000, (v) severance expense paid by the Company and its Subsidiaries in an aggregate amount not to exceed $250,000 in any fiscal year, (vi) fees and charges in an aggregate amount not to exceed $1,000,000 and incurred in the fiscal quarter ending December 31, 2016 for outside counsel and a separate accounting firm to review the situation with respect to the inaccuracy in the financial statements and compliance certificate, and (vii) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of Inventory, Medical Equipment Held for Sale or Rental and Medical Equipment in Rental Service), minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any non-cash items of income for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. EBITDA is also subject to pro forma adjustments as described in Section 1.05.

“Interest Payment Date” means (a) with respect to any CBFR Loan, the last Business Day of each fiscal quarter and the Revolving Credit Maturity Date or the Term Maturity Date, as applicable, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Revolving Credit Maturity Date or the Term Maturity Date, as applicable.

“Revolving Credit Maturity Date” means the date five years after the First Amendment Effective Date (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Term Commitments” means the Term A Commitment and the Term B Commitment, provided that the Term A Commitment and the Term B Commitment shall be replaced as of the First Amendment Effective Date with a commitment of the Lender to make a Term Loan in an aggregate amount equal to $32,000,000 to replace and refinance Term Loan A and Term Loan B on the First Amendment Effective Date under Section 2.01(d), and, on and after the First Amendment Effective Date, “Term Commitments” means such commitment of the Lender, as amended or modified from time to time.

“Term Loans” means the Term A Loans and the Term B Loans, provided that the Term A Loans and the Term B Loans shall be replaced and refinanced as of the First Amendment Effective Date with a Term Loan in an aggregate amount equal to $32,000,000, and, on and after the First Amendment Effective Date, “Term Loans” shall mean such Term Loan in an aggregate amount equal to $32,000,000 made under Section 2.01(d) hereof, as amended or modified from time to time.

“Term Maturity Date” means the date five years after the First Amendment Effective Date (if the same is a Business Day, or if not then the immediately next succeeding Business Day).

2.3 The following new Section 2.01(d) is added to the Credit Agreement:

(d) Subject to the terms and conditions set forth herein, the Lender agrees to make a Term Loan in dollars to the Borrowers, on the First Amendment Effective Date, in an aggregate principal amount not to exceed $32,000,000. Such Term Loan shall refinance and replace in full all Term A Loans and Term B Loans, and any amount of the Term Loan in excess of the aggregate amount of all Term A Loans and Term B Loans shall reimburse the Borrowers for equipment expenditures. Amounts prepaid or repaid in respect of the Term Loans may not be reborrowed.

2.4 The following new Section 2.02(d) of the Credit Agreement is restated as follows:

(d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date or the Term Maturity Date, as applicable.

2.5 Sections 2.08(b) and (c) of the Credit Agreement are restated as follows:

(b) The Borrowers hereby unconditionally agree that the Term A Loans and the Term B Loans shall be replaced and refinanced in full as of the First Amendment Effective Date with a Term Loan in an aggregate amount equal to $32,000,000 made under Section 2.01(d), and the Borrowers hereby unconditionally promise to pay to the Lender the principal amount of the Term Loans made under Section 2.01(d) as follows: (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March, 2017, in consecutive quarterly principal installments each in the amount of $1,334,000.00 (as adjusted from time to time pursuant to Section 2.09(d) or 2.16(b)) and (ii) to the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the Borrowers on the Term Maturity Date.

(c) [Reserved]

2.6 Section 5.01(b) of the Credit Agreement is restated as follows:

(b) within 45 days after the end of each of the first three fiscal quarters of the Company (or by December 16, 2016 in the case of the fiscal quarter ending September 30, 2016), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

2.7 Section 5.01(d) of the Credit Agreement is restated as follows:

(d) as soon as available, but in any event no later than 30 days after the end of, and no earlier than 30 days prior to the end of, each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and cash flow statement) of the Company for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Lender;

2.8 Section 6.12(a) of the Credit Agreement is restated as follows:

(a) Leverage Ratio. The Borrowers will not permit the Leverage Ratio to exceed (i) 3.0 to 1.0 at any time on or after the Effective Date but prior to December 31, 2015, (ii) 2.75 to 1.0 at any time on or after December 31, 2015 but prior to March 31, 2017, (iii) 2.50 to 1.0 at any time on or after March 31, 2017 but prior to March 31, 2018 or (iv) 2.25 to 1.00 at any time on or after March 31, 2018.

2.9 Reference in Section 8.01(a) of the Credit Agreement to “Jonathan Foster” is replaced with “Christopher Downs”.

ARTICLE 3. REPRESENTATIONS

In order to induce the Lender to enter into this Amendment, each Borrower represents and warrants to the Lender that the following statements are true, correct and complete:

3.1 The execution, delivery and performance of this Amendment and the other Loan Documents executed in connection herewith are within its powers, have been duly authorized and are not in contravention with any law, or the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

3.2 Each of this Amendment and the other Loan Documents executed in connection herewith is valid and binding in accordance with its terms.

3.3 After giving effect to the amendments and waiver herein contained and the satisfaction of the conditions described in Article 4 below, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and no Default has occurred and is continuing.

ARTICLE 4. CONDITIONS PRECEDENT.

This Amendment shall be effective as of the date hereof when each of the following is satisfied:

4.1 The Borrowers and the Lender shall have executed this Amendment.

4.2 The Lender shall have received a certificate of BDO USA, LLP acceptable to the Lender confirming the calculations made by the Company of the financial covenants in Section 6.12 of the Credit Agreement, including such calculations of EBITDA, for the calculation periods ending each fiscal quarter from March 31, 2015 through September 30, 2016.

4.3 Such other agreements and documents requested by the Lender shall have been delivered to the Lender, including without limitation such financial statements and certificates, resolutions and opinions of counsel requested by the Lender.

ARTICLE 5. MISCELLANEOUS.

5.1 References in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. This Amendment is a Loan Document.

5.2 Except as expressly amended hereby, each Borrower agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing.

5.3 Each Borrower represents and warrants that it is not aware of any claims or causes of action against the Lender or any of its affiliates, successors or assigns, and that it has no defenses, offsets or counterclaims with respect to the Secured Obligations. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each Borrower, on behalf of itself and its employees, agents, executors, heirs, successors and assigns (the “Releasing Parties”), hereby releases the Lender and its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to this Agreement, the other Loan Documents, all transactions relating to this Agreement or any of the other Loan Documents or the business relationship among, or any other transactions or dealings among, the Releasing Parties or any of them and the Released Parties or any of them.

5.4 This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment shall not be deemed to have otherwise prejudiced any present or future right or rights which the Lender now has or may have under the Credit Agreement or in any other Loan Document and, in addition, shall not entitle any Borrower to a waiver, amendment, modification or other change to, of or in respect of any provision of Credit Agreement or in any other Loan Document in the future in similar or dissimilar circumstances. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and signatures sent by facsimile or other electronic imaging shall be effective as originals.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.

INFUSYSTEM HOLDINGS, INC.

By	/s/ Sean Schembri
	Name:	Sean Schembri
	Title:	Executive Vice President

INFUSYSTEM, INC.

By	/s/ Sean Schembri
	Name:	Sean Schembri
	Title:	Executive Vice President

FIRST BIOMEDICAL, INC.

By	/s/ Sean Schembri
	Name:	Sean Schembri
	Title:	Executive Vice President

IFC LLC

By	/s/ Sean Schembri
	Name:	Sean Schembri
	Title:	Executive Vice President

INFUSYSTEM HOLDINGS USA, INC.

By	/s/ Sean Schembri
	Name:	Sean Schembri
	Title:	Executive Vice President

JPMORGAN CHASE BANK, N.A.

By	/s/ Cathy A. Smith
	Name:	Cathy A. Smith
	Title:	Senior Underwriter